Exhibit 99.1

HEARTWARE NAMES PETER F. McAREE

CHIEF FINANCIAL OFFICER

Framingham, MA and Sydney, Australia, July 9, 2012 – HeartWare International, Inc. (Nasdaq: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced the appointment of Peter F. McAree as Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. Mr. McAree most recently was Senior Vice President and Chief Financial Officer of Caliper Life Sciences, Inc., prior to the company’s acquisition by PerkinElmer, Inc. (NYSE: PKI) in November, 2011.

“Peter brings to HeartWare extensive strategic leadership experience in life sciences, helping to direct numerous acquisitions during his tenure at Caliper, expand the Company’s product portfolio and oversee Caliper’s financial operations during its rapid growth and ascent toward profitability,” said Doug Godshall, President and Chief Executive Officer of HeartWare. “As we seek to commercialize the HeartWare® Ventricular Assist System as a bridge to heart transplant in the United States, we are confident that Peter will play an integral role in helping lead HeartWare through our next stage of commercial and organizational growth.”

Mr. McAree has more than 25 years of financial management and public accounting experience. Mr. McAree served as Chief Financial Officer of Zymark prior to the company’s merger with Caliper in 2003. During his eight years with Caliper, Mr. McAree served as Vice President of Finance and Treasurer before being promoted to CFO in 2008. Having also served in financial leadership positions in other industries, Mr. McAree began his career with Arthur Andersen LLP, Boston, where he held various positions over nearly a decade, most recently as Senior Manager, Enterprise Group in 1995. McAree is a Certified Public Accountant in Massachusetts.

“We wish to recognize and express gratitude to Lauren Farrell, Vice President of Finance, who provided excellent stewardship during the past six months,” added Mr. Godshall. “The board and I value Lauren’s many contributions and look forward to her continued leadership in finance as HeartWare continues to grow and the scope of our financial management and reporting expands and increases in complexity.”

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant under a continued access protocol and destination therapy. For additional information, please visit the company’s website at www.heartware.com.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials, product approvals, as well as commercial and organizational growth. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, or other current reports, as filed with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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